Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE	Media contact:
July 30, 2024
Eric Wilkens
201-572-9317
eric.wilkens@verizon.com

Verizon announces amendment to its previously announced private exchange offers for 10 series of notes

NEW YORK, N.Y. – Verizon Communications Inc. (“Verizon”) (NYSE, NASDAQ: VZ) today announced that it has amended the terms of its previously announced offers to exchange 10 outstanding series of notes (the “Old Notes”) described in the Offering Memorandum dated July 22, 2024 (the “Offering Memorandum” and, together with the accompanying eligibility letter, the “Exchange Offer Documents”) for newly issued notes of Verizon (the “New Notes”) (the “Exchange Offers”) to increase the spread used to determine the interest rate per annum that the New Notes will bear from 100 basis points over the yield of the 4.375% U.S. Treasury Security due May 15, 2034 (the “Reference Security”) to 107 basis points over the yield of the Reference Security.

Except as set forth herein, all other terms and conditions of the Exchange Offers described in the Exchange Offer Documents remain unchanged, including the Early Participation Payment (as defined in Verizon’s press release announcing the Exchange Offers, dated July 22, 2024 (the “Launch Press Release”)) and the Early Participation Date (as defined in the Launch Press Release), which remains 5:00 p.m. (New York City time) on August 2, 2024.

Eligible holders are advised to check with any bank, securities broker or other intermediary through which they hold Old Notes as to when such intermediary would need to receive instructions from a holder in order for that holder to be able to participate in, or (in the circumstances in which revocation is permitted) revoke their instruction to participate in the Exchange Offers before the deadlines specified in the Exchange Offer Documents. The deadlines set by any such intermediary and each clearing system for the submission and withdrawal of exchange instructions will also be earlier than the relevant deadlines specified in the Exchange Offer Documents.

This announcement is for informational purposes only. This announcement is not an offer to purchase or a solicitation of an offer to purchase any Old Notes. The Exchange Offers are being made solely pursuant to the Offering Memorandum and related documents. The Exchange Offers are not being made to holders of Old Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Exchange Offers to be made by a licensed broker or dealer, the Exchange Offers will be deemed to be made on behalf of Verizon by the dealer managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

This communication and any other documents or materials relating to the Exchange Offers have not been approved by an authorized person for the purposes of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, this announcement is not being distributed to, and must not be passed on to, persons within the United Kingdom save in circumstances where section 21(1) of the FSMA does not apply. Accordingly, this communication is only addressed to and directed at persons who are outside the United Kingdom and (i) persons falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Financial Promotion Order”)), or (ii) within Article 43 of the Financial Promotion Order, or (iii) high net worth companies and other persons to whom it may lawfully be communicated falling within Article 49(2)(a) to (d) of the Financial Promotion Order, or (iv) to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (such persons together being “relevant persons”). The New Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such New Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on any document relating to the Exchange Offers or any of their contents.

This communication and any other documents or materials relating to the Exchange Offer are only addressed to and directed at persons in member states of the European Economic Area (the “EEA”), who are “Qualified Investors” within the meaning of Article 2(e) of Regulation (EU) 2017/1129. The New Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such New Notes, will be engaged in only with, Qualified Investors. The Exchange Offer is only available to Qualified Investors. None of the information in the Offering Memorandum and any other documents and materials relating to the Exchange Offer should be acted upon or relied upon in any member state of the EEA by persons who are not Qualified Investors.

Cautionary statement regarding forward-looking statements

In this communication Verizon has made forward-looking statements, including regarding the conduct and completion of the Exchange Offers. These forward-looking statements are not historical facts, but only predictions and generally can be identified by use of statements that include phrases such as “will,” “may,” “should,” “continue,” “anticipate,” “assume,” “believe,” “expect,” “plan,” “appear,” “project,” “estimate,” “hope,” “intend,” “target,” “forecast,” or other words or phrases of similar import. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those currently anticipated, including those discussed in the Offering Memorandum under the heading “Risk Factors” and under similar headings in other documents that are incorporated by reference in the Offering Memorandum. Eligible holders are urged to consider these risks and uncertainties carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this press release are made only as of the date of this press release, and Verizon undertakes no obligation to update publicly these forward-looking statements to reflect new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events might or might not occur. Verizon cannot assure you that projected results or events will be achieved.